Exhibit 3.78

STATE OF LOUISIANA

PARISH OF ORLEANS

ARTICLES OF ORGANIZATION

OF

JAZZ CASINO COMPANY, L.L.C.

The undersigned does hereby form and organize a limited liability company, pursuant to the Limited Liability Company Law of Louisiana, La R.S. 12:1301 et seq., and in accordance therewith adopts the following Articles of Organization, to-wit:

ARTICLE I

The name of this limited liability company is Jazz Casino Company, L.L.C.

ARTICLE II

This limited liability company shall have perpetual existence; provided, however, that it shall be subject to dissolution in accordance with the written operating agreement of the limited liability company.

ARTICLE III

The purpose of this limited liability company is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law, La, R.S. 12:1301 et seq.

ARTICLE IV

This limited liability company shall be managed by its member or members.

ARTICLE V

Persons dealing with this limited liability company may rely upon a certificate of JCC Holding Company, the sole initial member of this limited liability company, to establish the membership of any member, the authenticity of any records of this limited liability company, or the authority of any person to act on behalf of this limited liability company, including but not limited to the authority to take the actions referred to in La, R.S. 12:1318(6).

ARTICLE VI

In addition to the general authority of the member or members of this limited liability company to act on behalf of this limited liability company in all matters in the ordinary course of its business, which is hereby confirmed, the member or members of this limited liability company are hereby specifically authorized to act on behalf of this limited liability company as follows: (a) to enter into and carry out contracts and agreements of all kinds including but not limited to opening accounts at a bank or other financial institution; (b) to bring and defend actions at law or in equity; (c) to buy, acquire, sell, lease, convey, exchange, agree to sell or buy, dispose of, manage, lease or operate real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal, including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, for such consideration as the member or members may deem appropriate, including for cash, credit, a combination of both or exchange of property rights, with such acts to contain such terms and conditions as the member or members may deem necessary, proper and/or advisable; (d) to borrow monies for the business of this limited liability company from any bank, financial institution, corporation, person or entity and guaranty the debts and obligations of any person or entity and from time to time make, execute and issue promissory notes and other negotiable or non-negotiable instruments, continuing guaranties or evidences of indebtedness, all to be on such terms and conditions and to contain such rates of interest and repayment terms as the member or members may deem necessary; (e) to assign, pledge, mortgage or grant security interests in or otherwise incumber any real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, and to execute and bind this limited liability company on any mortgage, assignment, security agreement, financing statement, pledges or any other document creating such encumbrances to secure the obligations of this limited liability company or any other person or entity with such documents to contain the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando, all upon such terms and conditions as the member or members may deem proper; and (f) to do and perform all such other things as may be in furtherance of this limited liability company’s purpose and necessary or appropriate to the conduct of its business.

THUS DONE AND EXECUTED by the organizer on the 8th day of December, 1997, before the undersigned competent witnesses.

WITNESSES:

[ILLEGIBLE]	/s/ JOHN W. COLBERT
JOHN W. COLBERT, ORGANIZER

[ILLEGIBLE]

STATE OF LOUISIANA

PARISH OF ORLEANS

ARTICLES OF AMENDMENT

TO ARTICLES OF ORGANIZATION OF

JAZZ CASINO COMPANY, L.L.C.

Jazz Casino Company, L.L.C. a Louisiana limited liability company formed effective December 8, 1997, by virtue of those Articles of Organization filed with the Louisiana Secretary of State on December 9, 1997 (the “Company”) and acting herein through its sole member, JCC Holding Company, a Delaware corporation, hereby certifies that an amendment to the Articles of Organization of the Company was duly adopted by unanimous written consent of such sole member dated the 26th day of October, 1998. Said amendment amends and restates the Articles of Organization of the Company in their entirety as follows:

ARTICLE I

The name of this company is Jazz Casino Company, L.L.C.

ARTICLE II

This company shall have perpetual existence; provided, however, that it shall be subject to dissolution in accordance with the written operating agreement of the Company.

ARTICLE III

The purpose of this Company is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law, La. R.S. 12:1301 et seq.

ARTICLE IV

This Company shall be managed by its member or members.

ARTICLE V

Persons dealing with this Company may rely upon a certificate of JCC Holding Company, the sole initial member of this Company, to establish the membership of any member, the authenticity of any records of this Company, or the authority of any person to act on behalf of this Company, including but not limited to the authority to take the actions referred to in La. R.S. 12:1318(B).

ARTICLE VI

In addition to the general authority of the member or members of this Company to act on behalf of this Company in all matters in the ordinary course of its business, which is hereby confirmed, the member or members of this Company are hereby specifically authorized to act on behalf of this Company as follows: (a) to enter into and carry out contracts and agreements of all kinds including but not limited to opening accounts at a bank or other financial institution; (b) to bring and defend actions at law or in equity; (c) to buy, acquire, sell, lease, convey, exchange, agree to sell or buy, dispose of, manage, lease or operate real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal, including all property now owned or hereinafter acquired by this Company, whether now or in the future, for such consideration as the member or members may deem appropriate, including for cash, credit, a combination of both exchange of property rights, with such acts to contain such terms and conditions as the member or members may deem necessary, proper and/or advisable; (d) to borrow monies for the business of this Company from any bank, financial institution, corporation, person or entity and guaranty the debts and obligations of any person or entity and from time to time make, execute and issue promissory notes and other negotiable or non-negotiable instruments, continuing guaranties or evidences of indebtedness, all to be on such terms and conditions and to contain such rates of interest and repayment terms as the member or members may deem necessary; (e) to assign, pledge, mortgage or grant security interests in or otherwise incumber any real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal including all property now owned or hereinafter acquired by this Company, whether now or in the future, and to execute and bind this Company on any mortgage, assignment, security agreement, financing statement, pledges or any other document creating such encumbrances to secure the obligations of this Company or any other person or entity with such documents to contain the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando, all upon such terms and conditions as the member or members may deem proper; and (f) to do and perform all such other things as may be in furtherance of this Company’s purpose and necessary or appropriate to the conduct of its business.

ARTICLE VII

Notwithstanding any other provision of these Articles of Amendment to Articles of Organization to the contrary, any ownership interest of a member in the Company (a “Membership Interest”) shall be subject to redemption by action of the members of the Company holding, in the aggregate, a majority of the ownership interests in the Company, including the ownership interests subject to redemption (a “Majority in Interest”), if, in the judgment of a Majority in Interest, any holder of such Membership Interest is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or if such action otherwise should be taken, pursuant to any applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by the Company, any affiliate of the Company or any entity in which the Company or such affiliate is an owner, which license, franchise or entitlement is (i) conditioned upon some or all of the holders of Membership Interests in the Company possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Company or any such affiliate or other entity. The terms and conditions of a redemption pursuant to this Article VII shall be as follows:

(i) The redemption price of the Membership Interests to be redeemed pursuant to this Article VII shall be equal to the fair market value of such Membership Interests (excluding any share of profits or distributions thereon not entitled to be received pursuant to Article VII(iv)) as determined in good faith by a Majority in Interest, or such lesser redemption price as required by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency;

(ii) The redemption price of such shares shall be paid in cash;

(iii) At least 20 days’ written notice of the date fixed by the Majority in Interest for the redemption of any Membership Interests (the “Redemption Date”) shall be given to the holders of the Membership Interests selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to holders if the cash necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and subject to immediate withdrawal by them upon surrender of the certificates, if any, representing their Membership Interests to be redeemed;

(iv) From and after the Redemption Date or such earlier date as mandated by any

THUS DONE AND EXECUTED by JCC Holding Company, the sole member and acting herein on behalf of this limited liability company, on the 26th day of October, 1998, before the undersigned competent witnesses.

WITNESSES:	JAZZ CASINO COMPANY, L.L.C. a Louisiana limited liability company

[ILLEGIBLE]	By:	JCC HOLDING COMPANY,
a Delaware corporation
	Its:	Sole Member

[ILLEGIBLE]	By:	/s/ Frederick W. Burford
Frederick W. Burford
	Its:	President

STATE OF LOUISIANA

PARISH OF ORLEANS

SECOND

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION OF

JAZZ CASINO COMPANY, L.L.C.

Jazz Casino Company, L.L.C., a Louisiana limited liability company formed effective December 8, 1997, by virtue of those Articles of Organization filed with the Louisiana Secretary of State and acting herein through its sole member, JCC Holding Company, a Delaware corporation, hereby certifies that an amendment to the Articles of Organization of this limited liability company was duly adopted by unanimous written consent of such sole member dated the 29th day of March, 2001. Said amendment amends and restates the Articles of Organization of this limited liability company in their entirety as follows:

ARTICLE I.

The name of this limited liability company is Jazz Casino Company, L.L.C.

ARTICLE II.

This limited liability company shall have perpetual existence; provided, however, that it shall be subject to dissolution in accordance with the written operating agreement of the limited liability company.

ARTICLE III.

The purpose of this limited liability company is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law, La. R.S. 12:1301 et seq.

ARTICLE IV.

This limited liability company shall be managed by its member or members.

ARTICLE V.

Persons dealing with this limited liability company may rely upon a certificate of JCC Holding Company, the sole initial member of this limited liability company, to establish the membership of any member, the authenticity of any records of this limited liability company, or the authority of any person to act on behalf of this limited liability company, including but not limited to the authority to take the actions referred to in La. R.S. 12:1318(B).

ARTICLE VI.

In addition to the general authority of the member or members of this limited liability company to act on behalf of this limited liability company in all matters in the ordinary course of its business, which is hereby confirmed, the member or members of this limited liability company are hereby specifically authorized to act on behalf of this limited liability company as follows: (a) to enter into and carry out contracts and agreements of all kinds including but not limited to opening accounts at a bank or other financial institution; (b) to bring and defend actions at law or in equity; (c) to buy, acquire, sell, lease, convey, exchange, agree to sell or buy, dispose of, manage, lease or operate real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal, including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, for such consideration as the member or members may deem appropriate, including for cash, credit, a combination of both or exchange of property rights, with such acts to contain such terms and conditions as the member or members may deem necessary, proper and/or advisable; (d) to borrow monies for the business of this limited liability company from any bank, financial institution, corporation, person or entity and guaranty the debts and obligations of any person or entity and from time to time make, execute and issue promissory notes and other negotiable or non-negotiable instruments, continuing guaranties or evidences of indebtedness, all to be on such terms and conditions and to contain such rates of interest and repayment terms as the member or members may deem necessary; (e) co assign, pledge, mortgage or grant security interests in or otherwise incumber any real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, and to execute and bind this limited liability company on any mortgage, assignment, security agreement, financing statement, pledges or any other document creating such encumbrances to secure the obligations of this limited liability company or any other person or entity with such documents to contain the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando, all upon such terms and conditions as the member or members may deem proper, and (f) to do and perform all such other things as may be in furtherance of this limited liability company’s purpose and necessary or appropriate to the conduct of its business.

ARTICLE VII.

Notwithstanding any other provision of these Articles of Amendment to Articles of Organization to the contrary, any ownership interest of a member in the Company (a “Membership Interest”) shall be subject to redemption by action of the members of the Company holding, in the aggregate, a majority of the ownership interests in the Company, including the ownership interests subject to redemption (a “Majority in Interest”). if, in the judgment of a Majority in Interest, any holder of such Membership Interest is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or if such action otherwise should be taken, pursuant to any applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by the company, any affiliate of the company or any entity in which the Company or such affiliate is an owner, which license, franchise or entitlement is (i) conditioned upon some or all of the holders of Membership Interests in the company possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Company or any such affiliate or other entity. The terms and conditions of a redemption pursuant to this Article VII shall be as follows:

(i) The redemption price of the Membership Interests to be redeemed pursuant to this Article VII shall be equal to the fair market vale of such Membership Interests (excluding any share of profits or distributions thereon not entitled to be received pursuant to Article VII(iv)) as determined in good faith by a Majority in Interest, or such lesser redemption price as required by any applicable law, regulation, rule or resolution or order of a gaining regulatory agency;

(ii) The redemption price of such shares shall be paid in cash;

(iii) At least 20 days’ written notice of the date fixed by the Majority in Interest for the redemption of any Membership Interests (the “Redemption Date”) shall be given to the holders of the Membership Interests selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to holders if the cash necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and subject to immediate withdrawal by them upon surrender of the certificates, if any, representing their Membership Interests to be redeemed;

(iv) From and after the Redemption Date or such earlier date as mandated by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency, any and all rights of whatever nature, which may be held by the owners of Membership Interests selected for redemption (including without limitation any rights to share in profits or losses of the Company, to any distributions made by the Company or to vote or to participate in management of the Company) shall cease and terminate and they shall thenceforth be entitled only to receive the cash payable upon redemption; and

(v) Such additional terms and conditions as a Majority in Interest of the Company shall determine.

ARTICLE VIII.

The purported sale, assignment, transfer, pledge or other disposition of any Membership Interest must receive the prior approval of the Louisiana Gaming control Board (the “LGCB”). The purported sale, assignment, transfer, pledge or other disposition of any Membership Interest is void unless approved in advance by the LGCB.

ARTICLE IX.

The ownership interests of the member or members of this limited liability company (the “Membership Interests”) are securities for purposes of Chapter 8 of the Louisiana Commercial Laws, La. R. §§10:8-101 et seq. (“Chapter 8”) and Chapter 9 of the Louisiana Commercial Laws, La. R.S. §§10:9-101 et seq. (“Chapter 9”). The designation of the Membership Interests as securities is made pursuant to La. R.S. §§10:8-103(c).

ARTICLE X.

The Membership Interests in this limited liability company may, if the written operating agreement of this limited liability so provides, be represented by certificates of Membership Interest issued by this limited liability company. Any certificates of Membership Interest shall be subject to such restrictions and other provisions as are contained in the written operating agreement of this limited liability company and these articles of organization. Any Membership Interest in respect of which a certificate of Membership Interest has been issued is a certificated security for purposes of Chapter 8 and 9 of the Louisiana Commercial Laws.

(Signature Page to Follow)

THUS DONE AND EXECUTED by JCC Holding Company, the sole member and acting herein on behalf of this limited liability company, on the 29th day of March, 2001, before the undersigned competent witnesses and me Notary.

WITNESSES:	JAZZ CASINO COMPANY, L.L.C.
A Louisiana limited liability company

[ILLEGIBLE]	By:	JCC HOLDING COMPANY,
a Delaware corporation
	Its:	Sole Member

[ILLEGIBLE]	By:	/s/ L. Camille Fowler
L. Camille Fowler
	Its:	Vice-president Finance,
Secretary Treasurer

[ILLEGIBLE]
Notary